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                                                                  Exhibit 23.3

                             CONSENT OF TILLINGHAST

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of reference to us under the headings "THE REORGANIZATION AND DISTRIBUTION OF THE NON-LIFE INSURANCE SUBSIDIARIES - Closed Block Assets and Liabilities" and "EXPERTS" in such Prospectus and the inclusion of our opinion related to the establishment and operation of the closed block as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.



                                              /s/ TILLINGHAST - TOWERS PERRIN
                                              -------------------------------
                                              TILLINGHAST - TOWERS PERRIN


New York, NY
November 5, 1996